Exhibit 99.1

Duska Therapeutics Announces New Chief Financial Officer

Tuesday March 28, 2:24 pm ET

BALA CYNWYD, Pa.—(BUSINESS WIRE)—March 28, 2006—Duska Therapeutics, Inc. (OTCBB:DSKT - News), a biopharmaceutical company focused on the development of diagnostic and therapeutic products based on P2 receptors-related technologies, today announced that it has named Wayne Lorgus as its new chief financial officer effective April 1, 2006. Mr. Lorgus replaces Mark Reynolds, who resigned as of March 31, 2006.

Most recently a partner in the national firm, B2B CFO/CIO, LLP, Lorgus brings with him more than 30 years of experience in financial and general management experience with consumer, industrial and business-services firms. He served as chief financial officer of wholesaler Prestige International from 2003 to 2005, and as controller and chief accounting officer of the multinational manufacturer Andin International from 2001 to 2003. Earlier, he worked in executive-level and/or senior management positions for the online educational firm AvidLearn, Unidyne Corp., Sandberg & Sikorski Corp., Snow Ball Foods Corp., Campbell Soup Co. and Arthur Andersen & Co.

Lorgus is a Certified Public Accountant in New York and Pennsylvania. He received a Bachelor of Business Administration degree from College of William and Mary and a Master of Business Administration from the Wharton School of the University of Pennsylvania. Lorgus is a Major in the U.S. Air Force Auxiliary, Delaware Wing.

“I am looking forward to working with Wayne on moving Duska forward,” said Duska President and Chief Executive Officer Dr. Amir Pelleg. “His broad experience in the management and financing of companies large and small across a wide range of manufacturing and service industries will be a valuable asset that we hope will serve our company well as it moves forward in its drug development programs.”

About Duska Therapeutics

Duska Therapeutics, Inc., based in Bala Cynwyd, Pennsylvania, is an emerging biopharmaceutical company that is focusing on the development of diagnostic and therapeutic products related to adenosine 5’-triphosphate (ATP), and P2 receptors. Duska owns or has exclusive license rights to a number of proprietary diagnostic and therapeutic applications, four of which are currently in various stages of development in the fields of syncope (fainting), male infertility, chronic obstructive pulmonary disorders and cough, and glaucoma. For more information, visit Duska’s website: www.duskatherapeutics.com.

Forward-Looking Statement: This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and certainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the early stage of Duska’s drug development projects, Duska’s limited financial resources and its need to raise additional capital to fund its ongoing working capital and drug development needs, the need for future clinical testing of Duska’s drug candidates, uncertainties regarding the scope of the clinical testing that may be required by regulatory authorities and the outcomes of those tests, the significant time and expense that will be incurred in developing any of the potential commercial applications for Duska’s P2R technologies, risks relating to the enforceability of any patents covering Duska’s products and to the possible infringement of third party patents by those products, and the impact of third party reimbursement policies on the use of and pricing for Duska’s products. Additional uncertainties and risks are described in Duska’s most recently filed SEC documents, such as its most recent annual report on Form 10-KSB, all quarterly reports on Form 10-QSB and any current reports on Form 8-K filed since the date of the last Form 10-KSB. All forward-looking statements are based upon information available to Duska on the date the statements are first published. Duska undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Duska Therapeutics, Inc., Bala Cynwyd

General Information:

Amir Pelleg, 610-660-6690

or

Investor or Media Contact:

Investor Relations International

Haris Tajyar, 818-382-9700

Source: Duska Therapeutics, Inc.